UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 9, 2007

INTERNATIONAL SPEEDWAY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-2384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 West International Speedway Boulevard, Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

(386) 254-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations
           Item 1.02 Termination of a Material Definitive Agreement.

On October 9, 2007, Pennsylvania International Raceway, Inc. (PIR), an indirect wholly-owned subsidiary of the Registrant, terminated its agreement with NZSW, LLC for the sale of 158 acres on which Nazareth Speedway is located. The land was to be sold to NZSW, LLC for approximately $19 million. PIR intends to retain the approximately $2 million in non-refundable deposits as the agreement was terminated in accordance with its terms as a result of a default by NZSW, LLC. Nazareth Speedway suspended major motorsports event operations after the completion of the track’s 2004 events and its results of operations are presented as discontinued operations in the Registrant's consolidated financial statements. The property continues to be marketed and a sale is expected to occur in fiscal 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION
(Registrant)

Date: October 15, 2007	By:	/s/ Glenn R. Padgett
Glenn R. Padgett
Vice President, Chief Counsel - Operations